UNITED STATESSECURITIES
AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 2, 2003

MESTEK, INC.

        (Exact name of registrant as specified in its chapter)

Pennsylvania	1-448	25-0661650
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)	No.)
260 North Elm Street	01085
Westfield, Massachusetts
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code: (413) 568-9571

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        This report contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control.

        Certain statements in this Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect the Company’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

        Mestek, Inc. (the “Company” or “Mestek”) and its second tier subsidiary, Met-Coil Systems Corporation (“Met-Coil”) have entered into a letter agreement (the “Letter Agreement”), dated August 29, 2003, related to the settlement of the class action property damages lawsuit entitled Mejdrech, et al. v. The Lockformer Company, et al, Case No. 01 C 6107 (U.S.D.C. for N.D. Ill.) (the “Mejdrech Class Action”) and the lawsuit entitled Schreiber v. The Lockformer Company, et al. – Case No. 02C-6097 (U.S.D.C. for N.D. Ill.) (the “Schreiber Action”). Under the Letter Agreement, the various parties have agreed to the basic framework of a plan of reorganization (a “Plan”) to be submitted by Met-Coil in its pending bankruptcy case, and the treatment of the Mejdrech class and plaintiffs and the Schreiber Action plaintiff under such a Plan, all subject to the conditions of the Letter Agreement. A copy of a press release issued by the Company on September 3, 2003, related to the foregoing matters is attached hereto as Exhibit 99.1. A copy of the Letter Agreement is attached hereto as Exhibit 99.2, to which reference is hereby made. Both the Mejdrech Class Action and the Schreiber Action have been described in previous Mestek SEC filings, most recently in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

Subject to the terms and conditions of the Letter Agreement, including confirmation of a Plan, Met-Coil and the Company agreed in principle to settle with plaintiffs and the class in the Mejdrech Class Action for claims alleging property damage by reason of contamination of soils, groundwater and in some cases private drinking water wells alleged to have migrated from Met-Coil’s Lockformer Company division site in Lisle, IL; and agreed in principle to settle with the plaintiff in the Schreiber Action for claims relating to personal injury allegedly caused by the Lockformer site environmental contamination. The Letter Agreement contemplates settlement payments of $12,500,000 in the Mejdrech Class Action and $6,000,000 in the Schreiber Action, but is subject to a number of important conditions and contingencies including, without limitation, approval of the Bankruptcy Court (including with respect to a Plan), approval of the Court in the Mejdrech Class Action, approval of the Court in the Schreiber Action and approval of the Met-Coil Board of Directors, none of which have yet been obtained.

The Letter Agreement calls for the payments to be made as part of a Plan in Met-Coil’s pending bankruptcy case, which Plan is also to include adequate funding for remediation of the Lockformer site and hook-ups to public water supplies or other appropriate water supplies for households within the Mejdrech Class Action area who currently are on private water wells and desire to be so hooked-up.

Under the terms of the Letter Agreement, the Plan is to be submitted to the Bankruptcy Court for approval within 150 days of August 29, 2003, and pending such approval within this time period the Mejdrech class and plaintiffs and the Schreiber Action plaintiff will not pursue Mestek or Met-Coil in the Mejdrech Class Action or the Schreiber Action while the Letter Agreement remains in effect. All rights are retained by the parties to the Letter Agreement, each of whom would have the right to then terminate the Letter Agreement, in the event that the Plan is not confirmed within the 150-day standstill period. In connection with the Letter Agreement, Met-Coil, Mestek, the Mejdrech Class Action class and plaintiffs and the Schreiber Action plaintiff have agreed to the entry of an order which grants a third party injunction in favor of Mestek and the current and former officers, directors and employees of Met-Coil and Mestek in the Mejdrech Class Action and Schreiber Action litigation for up to 150 days. On Tuesday, September 2, 2003, the parties to the Letter Agreement submitted such order to the Bankruptcy Court for its consideration.

Other personal injury and property damage lawsuits remain outstanding (including claims made by Honeywell International, Inc. for contribution and indemnification by the Company and Met-Coil), and the Company or Met-Coil, as the case may be, intend to address the resolution of these cases as well as cases which may be brought in the future relating to the Lockformer site within the context of the Met-Coil bankruptcy case, through the submission of the Plan, including a channeling injunction, as expeditiously as possible. In the event that these other claims and potential claims cannot be dealt with in such a Plan in a manner acceptable to Met-Coil and the Company, then the Plan may not be proposed or approved, in which event the proposed settlement may not proceed.

The Company has currently reserved $13,500,000 for liability relating to the environmental litigation involving the Lockformer site. The resolution described above, including any additional amounts required to facilitate acceptance of a Plan in the Met-Coil bankruptcy case to address matters outside the scope of the Letter Agreement, would require the expenditure of funds beyond these reserves, although some part of the resolution may be covered by insurance recoveries. Although the Company and Met-Coil have entered into the Letter Agreement, no actual Plan has been proposed, any such Plan will contain material terms and conditions in addition to those contemplated by the Letter Agreement, it is possible that no Plan will ultimately be approved and there can be no assurance that any of the matters described above will actually be resolved in the context of a Plan submitted by Met-Coil or in a manner acceptable to the Company or Met-Coil. Thus, as previously disclosed, the resolution of the claims relating to the Lockformer site could have a material adverse affect on the Company’s financial position.

Bankruptcy law does not permit solicitation of acceptances of a Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on a Plan. Met-Coil will emerge from Chapter 11 only if and when the Plan receives the requisite stakeholder approval and is confirmed by the Court.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c)     The following document is filed herewith as an exhibit to this Form 8-K:

99.1 Press Release

99.2 Letter Agreement

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESTEK, INC.
Date: September 3, 2003	By: /s/ Stephen M. Shea
Stephen M. Shea
Senior Vice President - Finance
(Principal Financial and Accounting Officer)